                                                                   EXHIBIT 10.24



                                  OFFICE LEASE




                              NAPERVILLE CORPORATE
                               CENTER SUBDIVISION



                                    BETWEEN



                             AMERICAN NATIONAL BANK
                          AND TRUST COMPANY OF CHICAGO
                                TRUST NO. 43194

                                  as Landlord





                                      AND



                                 SPYGLASS, INC.

                                   as Tenant

                              1240 East Diehl Road
                              Naperville, Illinois

                               TABLE OF CONTENTS

NO.              DESCRIPTION                                                            PAGE
---              -----------                                                          -------

1.       BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS
         1.01 BASIC LEASE PROVISIONS                                                     1
         1.02 IDENTIFICATION OF EXHIBITS                                                 2

2.       PREMISES AND TERM                                                               2
         2.01 LEASE OF PREMISES                                                          2
         2.02 TERM OF LEASE                                                              2
         2.03 INSTALLATION OF EQUIPMENT BY TENANT                                        2
         2.04 AGREEMENT STATING COMMENCEMENT AND EXPIRATION
                DATES OF LEASE                                                           2

3.        RENT                                                                           2

4.        SECURITY DEPOSIT                                                               3

5.        SERVICES                                                                       3
          5.01 LANDLORD'S GENERAL SERVICES                                               3
          5.02 ADDITIONAL AND AFTER-HOUR SERVICES                                        3
          5.03 TENANT'S UTILITIES                                                        4
          5.04 DELAYS IN FURNISHING SERVICES                                             4

6.        POSSESSION, USE AND ENJOYMENT                                                  4
          6.01 POSSESSION AND USE OF PREMISES                                            4
          6.02 QUIET ENJOYMENT                                                           5

7.        CONDITION OF PREMISES                                                          5

B.        ASSIGNMENT AND SUBLETTING                                                      5
          8.01 ASSIGNMENT AND SUBLETTING                                                 5
          8.02 RECAPTURE                                                                 6

9.        MAINTENANCE AND REPAIR                                                         6
          9.01 LANDLORD'S MAINTENANCE AND REPAIR                                         6
          9.02 TENANT'S MAINTENANCE AND REPAIR                                           7

10.      ALTERATIONS AND IMPROVEMENTS SUBSEQUENT TO INITIAL
         OCCUPANCY                                                                       7
         10.01 TENANT'S ALTERATIONS SUBSEQUENT TO INITIAL
                OCCUPANCY                                                                7
         10.02 LIENS                                                                     8

11.      WAIVER OF CLAIMS AND INDEMNITY                                                  8
         11.01 WAIVER                                                                    8
         11.02 INDEMNIFICATION                                                           8

12.      LANDLORD'S REMEDIES                                                             9
         12.01 EVENTS OF DEFAULT                                                         9
         12.02 LANDLORD'S REMEDIES                                                       9
         12.03 TRUSTEE IN BANKRUPTCY                                                     10
         12.04 ATTORNEYS' FEES
                                                                                         10

13.      SURRENDER OF PREMISES                                                           10

14.      HOLDING OVER                                                                    10

15.      DAMAGE BY FIRE OR OTHER CASUALTY                                                11
         15.01 SUBSTANTIAL UNTENANTABILITY                                               11
         15.02 INSUBSTANTIAL UNTENANTABILITY                                             11
         15.03 RENT ABATEMENT                                                            11
         15.04 DEFINITIONS                                                               11

16.      EMINENT DOMAIN . . . . . . . . . . . . . . . . . . .                            12
         16.01 SUBSTANTIAL TAKING . . . . . . . . . . . . .                              12


         16.02 INSUBSTANTIAL TAKING . . . . . . . . . . . . .                            12
         16.03 COMPENSATION . . . . . . . . . . . . . . . . .                            12

17.      TENANT'S INSURANCE .   . . . . . . . . . . . . . . .                            12

18.      RULES AND REGULATIONS  . . . . . . . . . . . . . . . . .  I                     13

19.      LANDLORD'S RIGHTS  . . . . . . . . . . . . . . . . . . .                        14

20.      ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . .                        15

21.      INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . .                        15

22.      ADJUSTMENTS TO MONTHLY BASE RENT . . . . . . . . . . . .                        16
         22.01  DEFINITIONS . . . . . . . . . . . . . . . . . . .                        16
         22.02  ADJUSTMENTS TO MONTHLY BASE RENT. . . . . . . . .                        17
         22.03  PROJECTIONS . . . . . . . . . . . . . . . . .                            17
         22.04  READJUSTMENTS . . . . . . . . . . . . . . . .                            17
         22.05  BOOKS AND RECORDS . . . . . . . . . . . . . .                            18
         22.06  NO DECREASES IN MONTHLY BASE RENT                                        18
         22.07  PARTIAL OCCUPANCY FOR OPERATING EXPENSES                                 18

23.      REAL ESTATE BROKERS                                                             18

24.      SUBORDINATION AND ATTORNMENT                                                    18
         24.01 SUBORDINATION                                                             18
         24.02 ATTORNMENT                                                                19

25.      NOTICES                                                                         19

26.      MISCELLANEOUS                                                                   19
         26.01  LATE CHARGES                                                             19
         26.02  ENTIRE AGREEMENT                                                         19
         26.03  NO OPTION                                                                20
         26.04  ACCORD AND SATISFACTION                                                  20
         26.05  LIMITATION OF LIABILITY                                                  20
         26.06  BINDING EFFECT                                                           20
         26.07  FORCE MAJEURE                                                            20
         26.08  CAPTIONS                                                                 21
         26.09  APPLICABLE LAW                                                           21
         26.10  TIME                                                                     21

         26.11    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES                            21
         26.12    TENANT'S REMEDIES                                                      21
         26.13    RIDERS                                                                 21
         26.14    CONSENT                                                                21

27.      PARKING                                                                         21


                                  OFFICE LEASE

                                       1.

             BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS

1.01     BASIC LEASE PROVISIONS

A.       BUILDING & ADDRESS:

         1240 East Diehl Road Building
         1240 East Diehl Road
         Naperville, Illinois 60563

B.       LANDLORD & ADDRESS:

         American National Bank and Trust
         Company of Chicago, not individually
         but solely as Trustee under a Trust
         Agreement dated June 12, 1978 and
         known as Trust No. 43194
         c/o Bellemead Management Co., Inc.
         280 Corporate Center
         Four Becker Farm Road
         Roseland, New Jersey 07068

C.       TENANT & CURRENT ADDRESS:

         Spyglass, Inc.
         1240 East Diehl Road
         Naperville, Illinois 60563


D.       DATE OF LEASE: May 28,1997

E.       LEASE TERM: Two (2) years

F.       COMMENCEMENT DATE OF TERM: February 1, 1998

G.       EXPIRATION DATE OF TERM: January 31, 2000

H.       MONTHLY BASE RENT: *

I.       RENTABLE SQUARE FEET OF THE PREMISES
         UPON WHICH MONTHLY BASE RENT AND ADJUSTED
         MONTHLY BASE RENT IS CALCULATED: 27,864 FLOOR: 4th

J.       SECURITY DEPOSIT: $46,285.66

K.       BROKER: CB Commercial Real Estate Group, Inc. and Grubb & Ellis
         Company

L.       RENTABLE SQUARE FEET OF THE BUILDING: 139,184 square feet

M.       TENANT'S PROPORTIONATE SHARE: 20.00%


                                              Monthly   Annual Rate of Base Rent
            *Period                         Base Rent   Per Rentable Square Foot
       2/l/98 - 1/31/99                    $46,285.66                    $19.95
       2/l/99 - 1/31/00                     47,445.70                     20.45

1.02     IDENTIFICATION OF EXHIBITS

The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference and are hereby made a part of this Lease:

                                EXHIBIT A -          Plan of Premises
                                EXHIBIT B -          Intentionally Deleted
                                EXHIBIT C -          Cleaning Specifications


                                      2.

                                PREMISES AND TERM

2.01      LEASE OF PREMISES

Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") outlined in red on Exhibit A, which are contained in the office building described in 1.01A (the "Building"), upon the following terms and conditions.

2.02      TERM OF LEASE

The term of this Lease (the "Term") shall commence on the date (the "Commencement Date") which is set forth in 1.61 F of this Lease. The Term shall expire on the date (the "Expiration Date") specified in Paragraph 1.01G of this Lease unless sooner terminated as otherwise provided in this Lease.

2.03      INSTALLATION OF EQUIPMENT BY TENANT

         If prior to the Commencement Date, Tenant shall enter the Premises to make any installation of Tenant's equipment, fixtures or furnishings, Landlord shall have no liability or obligation for the care or preservation of Tenant's property.

2.04      AGREEMENT STATING COMMENCEMENT AND EXPIRATION DATES OF LEASE

Upon request by Landlord or Tenant after the Commencement Date, Landlord and Tenant will sign and deliver to each other an agreement in form and substance satisfactory to Landlord setting forth the Commencement Date and the Expiration Date.
                                       3.

                                      RENT

Tenant agrees to pay to Landlord c/o Bellemead Management Co., Inc., a New Jersey corporation, 280 Corporate Center, Four Becker Farm Road, Roseland, New Jersey 07068, or at such other place designated by Landlord, without any prior notice or demand and without any set-off or deduction whatsoever, base rent at the initial monthly rate stated in 1.01H ("Monthly Base Rent"). Monthly Base Rent is subject to adjustment pursuant to Article 22, and as adjusted is called "Adjusted Monthly Base Rent." Monthly Base Rent and Adjusted Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term. Monthly Base Rent and Adjusted Monthly Base Rent shall be prorated for partial months within the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease, in addition to Monthly Base Rent and Adjusted Monthly Base Rent, shall be considered additional rent, and Monthly Base Rent, Adjusted Monthly Base Rent and additional rent shall be collectively called "Rent". Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

                                       4.

                                SECURITY DEPOSIT

         As security for the performance of its obligations under this Lease and the Work Agreement, Tenant upon its signing of this Lease shall pay to Landlord a security deposit (the "Security Deposit") in the amount stated in 1.01J. The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease or the Work Agreement, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord the amount so applied. Landlord shall not pay any interest on the Security Deposit. Within 45 days after the Expiration Date, Landlord shall return to Tenant the balance, if any, of the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense to any action which Landlord may at any time commence against Tenant.


                                       5.

                                    SERVICES

5.01      LANDLORD'S GENERAL SERVICES

Landlord shall provide the following services (subject to the provisions of this Lease and applicable legal restrictions):

        (1) heat and air-conditioning in the Premises, Monday through Friday, from 8:00 A.M. to 6:00 P.M., Saturday from 8:00 A.M. to 1:00 P.M., Sunday and national holidays excepted, in sufficient amount to maintain an average temperature in the Premises between 65 degrees Fahrenheit and 80 degrees Fahrenheit, provided that the Premises are not occupied by more than an average of one person for each 150 square feet of actual floor space in the Premises and provided further that no machine or equipment is located in the Premises which affects the temperature otherwise maintained in the Premises;

        (2) city water from the regular Building fixtures for drinking, lavatory and toilet purposes only;

        (3) cleaning services in the Premises Monday through Friday, excluding Saturdays, Sundays and national holidays (observed), substantially in accordance with the cleaning specifications attached hereto as Exhibit C; and which services shall be provided by bonded cleaning personnel; and

        (4) passenger elevator service in common with other tenants of the Building, 24 hours per day, 7 days per week, subject to applicable laws and emergencies.

Notwithstanding the provisions of this Paragraph 5.01, nothing in this Paragraph 5.01 shall affect or reduce Tenant's obligation to pay any escalation in Operating Expenses as set forth in 22.02 of this Lease.

5.02      ADDITIONAL AND AFTER-HOUR SERVICES

Landlord shall not be obligated to furnish any services or utilities, other than those stated in 5.01 above. If Landlord elects to furnish services or utilities requested by Tenant in addition to those listed in 5.01 or at times other than those stated in 5.01, Tenant shall pay to Landlord the charges specified by Landlord for such services and utilities, within 10 days after billing by Landlord. If Tenant fails to make any such payment, Landlord may, without notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional or after-hour services. No such discontinuance of any service shall result in any liability of Landlord to Tenant, or be considered an eviction or a disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligation of Tenant under this Lease.

5.03     TENANT'S UTILITIES

         Tenant, at Tenant's cost and expense, shall make arrangements directly with the telephone company for telephone service and the installation of wires and cables therefor. Tenant shall pay for all telephone and electric service used or consumed in the Premises, including without limitation the cost of such installation of wires and cables for such service. Any installation of telephone service in the Premises by Tenant shall be in compliance with the National Electric Code 300-22. Landlord, at its option, may purchase electricity in bulk for the Building, and supply electricity to Tenant for its use in the Premises. Tenant's electrical usage shall be measured by an electronic meter. In such event, Tenant shall pay to Landlord (or to any electrical contractor retained by Landlord to provide billing and accounting services for such electrical service) all charges for electricity used in the Premises within 10 days after each bill is rendered. Any such charges billed by Landlord (or Landlord's electrical contractor) shall not exceed the charges which Tenant would otherwise be required to pay if Tenant purchased such electricity directly from the public utility company providing electricity to the Building.

5.04      DELAYS IN FURNISHING SERVICES

Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be liable for damages for any failure to furnish or delay in furnishing any service or utility described in 5.01 or 5.02 above if such failure or delay is caused in whole or in part by any one or more of the causes specified in 26.07 of this Lease. No such failure or delay caused in whole or in part by any one or more of the causes specified in 26.07 of this Lease shall result in any liability of Landlord to Tenant or be deemed to be an eviction or disturbance of Tenant's use or possession of the Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligation of Tenant under this Lease. See Insert on page 4A.


                                       6.

                         POSSESSION, USE AND ENJOYMENT

6.01      POSSESSION AND USE OF PREMISES

Tenant shall be entitled to possession of the Premises upon the date stated in
Section 1.01F. Tenant shall occupy and use the Premises for general office purposes only. Tenant shall not occupy or use the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which:

        (1) is unlawful or in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance or rule (including the rules of the Board of Fire Underwriters);

        (2)      may be dangerous to persons or property;

        (3) may invalidate or increase the amount of premiums for any policy of insurance affecting the Building or covering its operation or violate the terms thereof and if any additional amounts of insurance premiums are payable as a result of Tenant's occupancy or use of the Premises, Tenant shall pay to Landlord the additional amounts on demand;

        (4) may create a nuisance, disturb any other tenant of the Building or the occupants of neighboring property or injure the reputation of the Building;

        (5) will conflict with any exclusive rights granted to any other tenant in the Building; or

Notwithstanding the foregoing, if as a result of an act or omission of Landlord (as distinguished from an act or omission of Tenant or the occurrence of an event of force majeure as defined in Section 26.07 below), electricity, heating, air conditioning, restroom facilities, or passenger elevator service to the Premises, as described in Section 5.01 above, is not furnished to the Premises, and if as a result thereof the Premises, or a "material part" (as defined below) of the Premises is rendered untenantable or inaccessible for a period of five (5) consecutive business days, and Tenant does not occupy the Premises, or such material part thereof which is rendered untenantable or inaccessible, during such 5-business day period, then as Tenant's sole remedy for such failure to furnish such service, Adjusted Monthly Base Rent payable for such portion of the Premises which Tenant does not so occupy shall abate for the period commencing on the expiration of said five (5) business day period and expiring on the date such service is restored or Tenant is able to resume occupancy of the Premises or such material part thereof, as the case may be. As used herein, the phrase "material part" shall mean an amount in excess of fifty percent (50%) of the rentable area of the Premises.

                                    Page 4A

(6) will violate the provisions of any covenant, condition, restriction, agreement or document which is recorded in the office of the Recorder of DuPage County, Illinois and which affects all or any part of the Building or Lot 3 of the Resubdivision of Lot 3 in the Naperville Corporate Center Subdivision in Naperville, Illinois.

6.02      QUIET ENJOYMENT

So long as Tenant is not in default under this Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject to (1) the provisions of this Lease, (ii) any governmental action, and (iii) any cause beyond the reasonable control of Landlord.

                                       7.

                             CONDITION OF PREMISES
         Tenant shall be conclusively presumed to have accepted the Premises in the condition existing on the date Tenant first takes possession of the Premises and to have waived all claims relating to the condition of the Premises. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation or warranty regarding the condition of the Premises or the Building or regarding any other matter of any kind or nature has been made by or on behalf of Landlord to Tenant, except as expressly stated in this Lease.

                                       8.
                           ASSIGNMENT AND SUBLETTING

8.01      ASSIGNMENT AND SUBLETTING

Without the prior written consent of Landlord, Tenant shall not (i) sublease all or any part of the Premises, or assign, convey, encumber, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise, or
(ii) permit the use and occupancy of all or any part of the Premises by any party other than Tenant, its agents, employees, invitees and guests., If Tenant desires to assign Tenant's interest in this Lease or enter into any sublease of all or any part of the Premises, Tenant shall, after compliance with Paragraph
8.02 below, deliver written notice of such intent to Landlord, together with
(x) a copy of the proposed assignment or sublease, (y) such current financial information regarding the proposed subtenant or assignee as is reasonably necessary for Landlord to determine its creditworthiness, and (z) such background information regarding the proposed subtenant or assignee as is reasonably necessary for Landlord to determine its identity, reputation and type of business, at least 45 days prior to the effective date of the proposed assignment or commencement date of the term of the proposed sublease. Any sublease approved by Landlord shall be expressly subject to the terms and conditions of this Lease, and Tenant, in addition to Tenant's other obligations under this Lease, shall pay to Landlord on the first day of each month during the term of such sublease 50% of the excess of all rent and other consideration due from the subtenant for such month over that portion of the Adjusted Monthly Base Rent due under this Lease for said month which is allocable on a square footage basis to the space sublet,**. In the event of an approved assignment of this Lease by Tenant, Tenant shall pay to Landlord as and when received by Tenant, 50% of all sums and other consideration received by Tenant from Tenant's assignee,**. In the event of any approved sublease or approved assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal term of this Lease approved by Landlord. For the purpose of this Paragraph, an assignment shall be considered to include a change in the majority ownership or control of Tenant if Tenant is a partnership or a corporation whose shares of stock are not traded publicly,***. In no event shall (i) any sublease of all or any part of the Premises be for a term of less than six (6) months, (ii) Tenant enter into one or more subleases of all or any part of the Premises which permit more than two subtenants to occupy all or any part of the Premises at the same time, (iii) the,- net effective annual rent per rentable square foot (as

*Landlord agrees that Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld.

**after deduction of the reasonable and appropriate out-of-pocket costs paid by Tenant in connection with such transfer for build-out (which costs shall be amortized over the term of the transfer), brokerage commissions and attorneys' fees.

***but only if the net worth of Tenant after such change of control is less than the net worth of Tenant immediately prior to such, change in control (and Tenant shall provide to Landlord upon request current financial statements of Tenant before and after such change in control).

                                    Page 5A
determined by Landlord) payable by the subtenant under any sublease, taking into account all rental adjustments and subtenarit concessions (e.g., rental abatements, improvement allowances, relocation allowances and lease take-over obligations), be substantially less than prevailing market net effective annual rent per rentable square foot (as determined Landlord) then in effect for comparable space in the Building, taking into account the prevailing market rental adjustments and tenant concessions for such comparable space, or (iv) any assignee or subtenant be in existing tenant of the Naperville Corporate Center Subdivision, or an affiliate of such existing tenant. See Insert on Page 6A.

8.02 RECAPTURE

         If Tenant desires to assign this Lease (other than to an affiliate) or to sublease all or any part of the Premises (other than to an affiliate), Tenant shall give Landlord written notice of such intent ("Tenant's Notice") prior to Tenant entering into such assignment or sublease, which Tenant's Notice shall identify the space to be subleased and the proposed commencement date of the term of such sublease, or the proposed effective date of such assignment, as the case may be. Landlord shall thereupon have the option to exclude from the Premises covered by this Lease (i) all of the Premises, if Tenant's Notice specifies a proposed assignment, or (ii) the portion of the Premises described in Tenant's Notice, if Tenant's Notice specifies a proposed sublease, which exclusion shall be effective as of the proposed effective date of assignment or the proposed commencement date of sublease, as the case may be, as specified in Tenant's Notice. Landlord may exercise said option by giving Tenant written notice within 20 days after receipt by Landlord of Tenant's Notice of the proposed assignment or sublease. If Landlord exercises said option, Tenant shall surrender possession of the space to be excluded from this Lease on the effective date of exclusion of said space from this Lease, and neither party hereto shall have any further rights or liabilities with respect to said space under this Lease except as otherwise specified in this Lease. Effective as of the date of exclusion of any portion of the Premises covered by this Lease pursuant-to this paragraph: (i) the Monthly Base Rent specified in l.0lH shall be reduced in the same proportion as the number of square feet as determined by Landlord of the portion of the Premises so excluded bears to the number of square feet as determined by Landlord of the Premises immediately prior to such exclusion; (ii) the square feet of the Premises specified in 1.01 I shall be decreased by the number of square feet as determined by Landlord of the portion of the Premises so excluded; (iii) Tenant's Proportionate Share shall be adjusted accordingly; and (iv) there shall be no restrictions on Landlord reletting the portion of the Premises so excluded to any other tenant, including, without limitation, any proposed sublessee or assignee of Tenant. If Landlord does not exercise said option, Tenant may not thereafter enter into a sublease., for space which is different than the space designated in Tenant's Notice, or for a term commencing on a date other than the date designated in Tenant's Notice, nor may Tenant enter into a sublease for the space designated in Tenant's Notice after the date which is 120 days after the date that Tenant's Notice is delivered to Landlord, nor may Tenant assign this Lease effective after a date which is 120 days after the date that Tenant's Notice is delivered to Landlord, without again complying with the provisions of this Paragraph 8.02 and affording Landlord the right to recapture space as hereinabove provided.

                                       9.

                             MAINTENANCE AND REPAIR

9.01      LANDLORD'S MAINTENANCE AND REPAIR

Subject to the provisions of 5.03, 9.02, 26.07 and the other provisions of this Lease,Landlord, at its expense, shall maintain and make necessary repairs to the structural elements and exterior windows of the Building and the standard electrical, plumbing, heating, ventilation and air conditioning systems located in the Building; provided, however:

                 (1) Landlord shall not be responsible for the maintenance or repair of any such systems which are located within the Premises and are supplemental or special to the Building's standard systems;

Notwithstanding anything contained herein to the contrary, Tenant shall have the right to assign this Lease or sublease the premises, or any part thereof, to an "affiliate" without the prior written consent of Landlord, bit upon not less than 10 days' prior written notice to Landlord and subject to all of the other provisions of this Lease, specifically including, without limitation, the continuation of liability of Tenant under this Lease. For purposes of this Lease, "affiliate" shall mean any person, corporation or other entity controlling, controlled by, or under common control with Spyglass, Inc., an Illinois corporation ("Spyglass") (or any successor to Spyglass as a result of merger or consolidation, or any purchaser of all or substantially all -the assets of Spyglass). The term "control" as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity through the ownership, directly or indirectly, of more than fifty percent (50%) of the voting or equity securities in any such controlled entity. In the event of an assignment of this Lease, the assignee shall expressly assume the obligations of the Tenant under this Lease pursuant to a written assumption agreement delivered to, Landlord.


                                    Page 6a

          (2) Landlord shall not be responsible for any maintenance or repair of any floor or wall coverings; and

          (3) the cost of performing any of maintenance or repair caused by the negligence or act of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, or the failure of Tenant to perform any of its obligations under this Lease, shall be paid by Tenant (but only to the extent such costs are not covered by Landlord's insurance).

Notwithstanding the foregoing provisions of this Paragraph 9.01, nothing in this Paragraph 9.01 shall affect or reduce Tenant's obligation to pay any escalation in Operating Expenses as set forth in 22.02 of this Lease.

  9.02 TENANTS MAINTENANCE AND REPAIR

          Tenant, at its expense, shall keep, maintain and repair premises and all contents therein in good order and operating condition (ordinary wear and tear and damage by fire or other casualty excepted) and in accordance with all applicable legal, governmental and quasi- governmental requirements, ordinances and rules (including the Board of Fire Underwriters). By way of inclusion and not limitation, Tenant, at its expense, shall maintain and repair in good operating condition the electrical, lighting, plumbing, heating, ventilating and air conditioning systems in the Premises which are supplemental or special to the Building's standard systems, and Tenant shall pay for all maintenance, repair and replacement of all lighting fixtures', electrical switches, electrical outlets, lamps, bulbs, tubes, ballasts and starters in the Premises.

                                      10.

     ALTERATIONS AND IMPROVEMENTS SUBSEQUENT TO INITIAL OCCUPANCY

10.01       TENANT'S ALTERATIONS SUBSEQUENT TO INITIAL OCCUPANCY

                 Tenant shall not, without the prior written consent of Landlord, make or cause to be made any alterations, improvements, additions or installations in or to the Premises subsequent to the initial occupancy of the Premises by Tenant*. If Landlord so consents, before commencement of any such work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord for approval: architectural plans and specifications, names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as may be satisfactory to Landlord. In addition, prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of Tenant's ability to pay for such work and materials in full, and, if requested by Landlord,** shall deposit with Landlord at such time such security for the payment of said work and materials as Landlord may require. Tenant agrees to hold Landlord, its partners, the managing agent of the Building and each of their respective agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. All such work shall be performed only by union contractors or mechanics approved by Landlord and which are licensed, bonded and insured under policies satisfactory to Landlord. Such work shall be performed at such time during normal business hours and in such manner as Landlord may from time to time designate. Tenant's agents, contractors, workmen, mechanics and suppliers shall work in harmony and not interfere with Landlord's agents, and contractors or the general operation of the Building. If at any time such work shall cause or threaten to cause disharmony or interference, including labor disharmony, Landlord may revoke Tenant's authority to continue to perform such work. Tenant shall pay the cost of all such work. Upon completion of such work, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended. All such work shall be in compliance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters), and ail requirements of applicable insurance companies. All such work shall be done in a good and workmanlike manner and with the use of good grades of materials. Tenant shall permit Landlord, if Landlord so desires, to supervise construction operations in connection with such work; (at no charge to Tenant except as provided in Section 26.14 below) provided, however, that such supervision or right to supervise by

                                                                     Page 7
         *, ** See Insert an Page 7A

*Notwithstanding the foregoing, Tenant may without Landlord's prior written consent and without providing architectural plans and names of contractors to Landlord, but subject to all of the other provisions of this Article 8, make decorative or cosmetic changes to the Premises (e.g. painting, wall coverings, floor coverings and hanging of pictures), provided that each such change or series of related changes, (a) is non-structural, (b) does not affect any mechanical, electrical or plumbing systems, fixtures or equipment, (c) is not visible from the exterior of the Building, (d) does not cost in excess of $10,000, and (d) does not require the issuance of a building permit.

**and if the cost of the alteration will exceed $15,000,





                                    Page 7A

Landlord shall not constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work*. All alterations, improvements, additions and installations to or on the Premises shall (subject to Article 13) become part of the Premises at the time of their installation and shall remain in the Premises at the expiration or termination of this Lease, or termination of Tenant's right of possession of the Premises, without compensation or credit to Tenant,

10.02 LIENS

  Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the real estate on which the Building is located, the Premises, or any part of such property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed Tenant shall within 30 days after such filing either have such lien or claim for lien released of record or shall deliver to Landlord a bond or other security in form, content, amount, and issued by a company satisfactory to Landlord indemnifying Landlord, its partners, the managing agent of the Building and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to Landlord, Landlord, in addition to the other rights and remedies under this Lease and without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and reasonable attorneys' fees.


                                      11.

                       WAIVER OF CLAIMS AND INDEMNITY

11.01 WAIVER

         To the full extent permitted by law, Tenant hereby releases and waives all claims against Landlord, its beneficiary, the managing agent of the Building and each of their respective officers, directors, agents and employees for injury or damage to person, property or business sustained in, on or about the Building or the Premises or Lot 3 of the Resubdivision of Lot 3 in the Naperville Corporate Center Subdivision in Naperville, Illinois by Tenant, its agents or employees other than damage caused by the negligence of Landlord, its beneficiary, the managing agent of the Building, or any of their respective agents or employees. To the full extent permitted by law, Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises and/or any emergency, statutory or other remedy. To the full extent permitted by law, Tenant agrees that, in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of any nature or description in any such proceeding.

11.02     INDEMNIFICATION

       Tenant agrees to indemnify and hold harmless Landlord, its beneficiary, the managing agent of the Building, and each of their respective officers, directors, agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including attorneys' fees), including those arising from any injury or damage to any person, property or business, sustained in, on or about the Premises, the Building or such Lot 3 of the Resubdivision of Lot 3,and (a)resulting from the negligence of tenant, its employees, agents, servants, invitees, licensees or subtenants, or (b)resulting from the failure of Tenant to perform its obligations under this Lease; provided, however, Tenant's obligations under this Paragraph shall not apply to injury or damage resulting from the negligence of Landlord, its beneficiary, the managing agent of the Building, or any of their respective officers, directors, agents or employees,*** If any such proceeding is brought against Landlord, its beneficiary, the managing agent of the Building, or any of their respective officers, directors, agents or employees, Tenant covenants to defend such

 *, **,*** See Insert on Page 8A

*If Landlord elects to supervise construction operations, Landlord's supervision shall not unreasonably impede or delay the progress of the work.

**unless Landlord advises Tenant at the time of Landlord's consent to any alteration that Landlord will require Tenant to remove same at the expiration or termination of this Lease, in which event Tenant, at its expense, shall remove same at the expiration or termination of this Lease and repair all damage caused by the installation or removal of such alteration.

***or damage covered by insurance carried by Landlord (or required to be carried by Landlord under this Lease).





                                    Page 8A
          proceeding at its sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.

                                      12.

                              LANDLORD'S REMEDIES

12.01     EVENTS OF DEFAULT

           Each of the following shall constitute an event of default by Tenant under this Lease:

           Tenant fails to pay any installment of Rent when due,; Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease be observed or performed by Tenant and fails to cure such default within 30 days after written notice to Tenant**; the interest of Tenant in this Lease is levied upon under execution or other legal process; a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution therefor or to delay payment of, reduce or modify Tenant's debts, or any petition is filed or other action taken to reorganize or modify Tenant's capital structure or to dissolve Tenant; Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors; a receiver is appointed for Tenant or Tenant's property; (and such petition is not vacated witin 60 days after same is filed)


 12.02    LANDLORD'S REMEDIES

         Upon the occurrence of an event of default by Tenant under this Lease, Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided in this Lease, at law or in equity:

 A. Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law. Landlord's damages shall specifically include, without limitation (1) all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions), plus (2) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Adjusted Monthly Base Rent which would have been payable by Tenant under this Lease for the balance of the Term (conclusively presuming that adjustments to Monthly Base Rent on account of increases in Taxes and Operating Expenses shall increase at the average annual rate of increase thereof during the portion of the Term occurring prior to the termination date but not exceeding 3 years), over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term (allowing for a reasonable period of exposure on the open market before realization of such fair rental value and deducting the then market tenant concessions such as rent abatements and construction allowances), such present value to be computed in each case on the basis of a 3% per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated. The amount set forth in the preceding sentence shall be automatically considered accelerated and immediately due and payable in full by Tenant to Landlord upon Landlord's election to terminate this Lease. Landlord's right to terminate this Lease may also be exercised at any time after the election by Landlord under Paragraph B below to terminate Tenant's right to possession of the Premises.

 B. Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord shall use reasonable efforts to, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are*** For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary. If Landlord does not relet the Premises, then Tenant shall pay Landlord monthly on the first day of each month during the period that Tenant's right of possession is terminated, a sum equal to the amount of Rent due under this Lease for such month (less any amount which Landlord could have realized if Landlord relet the Premises to a

*, **, *** See Insert on Page 9A

*and with respect only to each of the first two (2) such failures occurring in any year of the Term, such failure continues for 5 days after Landlord gives Tenant written notice of such failure-,

**provided, however, that if such failure is not susceptible to being cured within such 30-day period and Tenant immediately commences such cure, such 30-day period shall be extended so long as Tenant is actively, diligently and continuously attempting to effectuate such cure (but in no event shall said 30-day period be extended by more than an additional 30 days).

***commercially reasonable under the circumstances; provided, however, that Landlord shall not be obligated to relet or attempt to relet the Premises on a priority basis over other unleased or unoccupied space in the Building or in other buildings then comprising the Naperville Corporate Center.





                                   Page 9A
reputable, creditworthy substitute tenant procured by Tenant and presented to Landlord in writing, which substitute tenant was ready, willing and able to lease the entire Premises from Landlord under a lease in form identical to the form of this Lease). If the Premises are relet and a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency monthly upon demand. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. If Landlord elects to terminate Tenant's right to possession only without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof, as stated in Article 13; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease.

12.03           TRUSTEE IN BANKRUPTCY

In the event a petition is filed by or against Tenant seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, Landlord and Tenant agree, to the extent permitted by law, that the trustee in bankruptcy shall determine within 60 days after commencement of the case, whether to assume or reject this Lease.

12.04         ATTORNEYS' FEES

         Tenant shall pay upon demand, all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing Tenant's obligations under this Lease or resulting from Tenant's default under this Lease.


                                      13.

                             SURRENDER OF PREMISES

         Upon the expiration or termination of this Lease or termination of Tenant's right of possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and damage by casualty loss excepted. Upon any, termination which occurs other than by reason of Tenant's default, Tenant shall be entitled to remove from the Premises prior to such termination all moveable trade fixtures and personal property of Tenant without credit or compensation from Landlord, provided Tenant immediately shall repair all damage resulting from such removal and shall restore the Premises to a tenantable condition. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove any moveable trade fixtures or personal property which Tenant is entitled to remove, Landlord may remove same without any liability to Tenant. Any moveable trade fixtures and personal property which may be removed from the Premises by Tenant but which are not so removed, and all improvements made by Tenant to the Premises, shall be conclusively presumed to have been abandoned by Tenant and title to such property shall pass to Landlord without any payment or credit, and Landlord may, at its option and at Tenant's expense, store, keep and/or dispose of such property.


                                      14.

                                  HOLDING OVER

         Tenant shall pay Landlord the fair rental value of the Premises, as determined by Landlord (but in no event less than 150% of the Adjusted Monthly
Base Rent the first   then-applicable under this Lease) for the first month or
partial month during which Tenant retains possession of the Premises, or any part of the Premises, after the expiration or termination of this Lease, and 200% of the fair rental value of the Premises, as determined by Landlord (but in no event less than 200% of the Adjusted monthly Base Rent then applicable under this Lease) for each subsequent month or partial month during which Tenant retains, possession of the Premises, or any part of the Premises, after the expiration or termination of this lease. Tenant shall also indemnify Landlord against all liabilities and damages sustained by Landlord by reason of any such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord available under this Lease or by law. If Tenant retains possession of the Premises, or any part of the Premises, for 30 days after the expiration or termination of this Lease, then Landlord, at Landiord's election expressed in written notice to Tenant but not otherwise, may, in addition to all other rights and remedies available to Landlord under this Lease, constitute such holding over- as a renewal of this Lease for a period of one year on the same provisions as are set forth in this Lease, but for a Monthly Base Rent equal to the then fair monthly base rental value of the Premises, as determined by Landlord (but in no event less than the Monthly Base Rent then payable by Tenant under this Lease).


                                      15.

                        DAMAGE BY FIRE OR OTHER CASUALTY

15.01       SUBSTANTIAL UNTENANTABILITY

If either the Premises or the Building is rendered substantially untenantable by fire or other casualty, Landlord may elect by giving Tenant written notice within 90 days after the date of said fire or casualty, either to:

                  (1) terminate this Lease as of the date of the fire or other casualty; or

                  (2) proceed to repair or restore the Premises or the Building, other than leasehold improvements and personal property installed by Tenant, to substantially the same condition as existed immediately prior to such fire or casualty.

If Landlord elects to proceed pursuant to subsection (2) above, Landlord's notice shall contain Landlord's reasonable estimate of the time required to substantially complete such repair or restoration. If such estimate indicates that the time so required will exceed 180 days from the date of the casualty, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice to Landlord not later than 20 days after the date of Landlord's notice. If Landlord's estimate indicates that the repair or restoration can be substantially completed within 180 days, or if Tenant fails to exercise its said right to terminate this Lease, this Lease shall remain in force and effect, See Insert 1 on page 11A).

15.02       INSUBSTANTIAL UNTENANTABILITY

            If the Premises are damaged by fire or other casualty but is not rendered substantially untenantable, then Landlord shall diligently proceed to repair and restore the damaged portions thereof, other than the leasehold improvements and personal property installed by Tenant, to substantially, the same condition as existed immediately prior to such fire or casualty, unless such damage occurs during the last 12 months of the Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice to Tenant within 30 days after the date of such fire or other casualty. (See Insert 2 on Page 11A)

15.03       RENT ABATEMENT

         If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, Adjusted Monthly Base Rent shall abate for all or that part of the Premises which are untenantable on a per diem and proportionate area basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such fire or other casualty, Tenant does not occupy the portion of the Premises which are untenantable during such period.

15.04       DEFINITIONS

(See Insert 3 on Page 11A)

INSERT 1

provided, however, that if the repair or restoration is not substantially completed within 180 days after the date of commencement of such repair or restoration work (subject to 26.07), then Tenant shall have the right to terminate this Lease by giving written notice to Landlord not later than 20 days after the expiration of said 180-day period.

INSERT 2

If the repair or restoration is not substantially completed within 90 days after the date of commencement of such repair or restoration work (subject to 26.07), then Tenant shall have the right to terminate this Lease by, giving written notice to Landlord not later than 20 days after the expiration of said 90-day period.

INSERT 3

As used in this Article 15 "substantial untenantability" shall mean 40% or more of the rentable area of the Premises is rendered untenantable.





                                    Page 11A

                                      16.

                                 EMINENT DOMAIN

16.01    SUBSTANTIAL TAKING

         If all or any part of the Premises or the Building is permanently taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), which renders the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority, and Adjusted Monthly Base Rent shall be apportioned as of said date.

16.02    INSUBSTANTIAL TAKING

         If any part of the Premises or the Building is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to 16.01, Adjusted Monthly Base Rent shall be reduced for the period of such taking by an amount which bears the same ratio to Adjusted Monthly Base Rent then in effect as the number of square feet as determined by Landlord of the Premises so taken or condemned, if any, bears to the number of square feet of the Premises specified in 1.01I. Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of leasehold improvements and personal property installed by Tenant) to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Building to the extent necessary to constitute the portion of same not so taken or condemned as a complete architectural unit. In the event of any taking or condemnation described in this 16.02, the square feet of the Premises stated in 1.01I and the square feet of the Building stated in 1.01L shall be reduced, respectively, by the number of square feet as determined by Landlord of the portion of the Premises, if any, and the Building, if any, so taken or condemned, and Tenant's Proportionate Share shall be adjusted accordingly, for all purposes under this Lease.

16.03    COMPENSATION

         Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have no claim or right to any price or award as a result of any such sale, taking or condemnation because of this Lease or the unexpired term of this Lease or the premature termination of this Lease or any option to extend the term of this Lease or to lease additional space in the Building, (See Insert 1 on Page 12A)

16.04    DEFINITION (See Insert 2 on Page 12A)

                                      17.

                             TENANT'S INSURANCE

         Tenant, at its expense, shall maintain in force during the Term:

                 (1) comprehensive general public liability insurance, which shall include coverage for personal liability, contractual liability, tenant's legal liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on, in or from the Premises and Tenant's use and occupancy of the Premises, with coverage for any one occurrence or claim of not less than $1,000,000 or such other amount as Landlord may reasonably require upon not less than six months' prior written notice, which insurance shall include Landlord, its partners and the managing agent of the Building as named insureds and shall protect Landlord in respect of claims by Tenant as if Landlord were separately insured; and

                 (2) insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than 30 days' prior written notice, such requirement to be made on the basis that the required insurance is

INSERT 1

provided, however, that Tenant may make a separate claim for the cost of Tenant's trade.fixtures and relocation costs, so long as such claim does not diminish Landlord's award.

INSERT 2

As used in this Article 16, "substantially untenantable" shall mean a taking whereby 40% or more of the rentable area of the Premises is rendered untenantable.





                                    Page 12A
    customary at the time for prudent tenants of properties similar to the Building in the Naperville, Illinois area.

            All insurance required to be maintained by Tenant shall be on terms and with insurers reasonably acceptable to Landlord. Each of the aforesaid policies shall contain an undertaking by the insurer that no material change adverse to Landlord or Tenant will be made, and such policy will not lapse or be cancelled, except after not less than 30 days' prior written notice to Landlord of the intended change, lapse or cancellation. Tenant shall furnish to Landlord, if and whenever requested by it, certificates or other evidences acceptable to Landlord as to the insurance from time to time effected by Tenant and its renewal or continuation in force.

17.02       See Insert on Page 13A

17.03       See Insert on Page 13A
                                      18.


                             RULES AND REGULATIONS

         Tenant agrees that Tenant and each of Tenant's employees, agents and invitees shall comply with the following rules and regulations and with all reasonable modifications and additions thereto which Landlord may from time to time make: (1) Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building; (2) Tenant shall not use the name of the Building for any purpose other than Tenant's business address; (3) Tenant shall not use the name of the Building for Tenant's business address after Tenant vacates the Premises; (4) Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the corridors of the Building or from the exterior of the Building; (5) No animals, pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises; (6) Room to room canvasses to solicit business from other tenants of the Building are not permitted; (7) Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the heating and air conditioning systems of the Building. All controls shall be adjusted only by authorized building personnel; (8) All corridor doors shall remain closed at all times; (9) No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks; except that Tenant may elect to retain all keys to the door(s) to any high security room or area in the Premises; provided, however (i) Landlord shall not be obligated to provide janitorial service to such room or area and (ii) Tenant shall pay for the repair of any damage to such door(s) caused by any emergency entry into such room or area; (10) Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured; (11) Only machinery or mechanical devices of a nature directly related to Tenant's ordinary use of the Premises shall be installed, placed or used in the Premises and the installation and use of all such machinery and mechanical devices is subject to the other rules contained in this Article 18 and the other portions of this Lease; (12) All cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel; (13) Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct (including the designation of elevator) and at Tenant's sole risk and cost. Prior to Tenant's removal of such articles from the Building, Tenant shall obtain written authorization of the office of the Building and shall present such authorization to a designated employee of Landlord; (14) Tenant shall not in any manner deface or damage the Building; (15) Inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or any other articles of an intrinsically dangerous

*except that Tenant may elect to retain all keys to the door(s) to any high security room or area in the Premises; provided, however (i) Landlord shall not be obligated to provide janitorial service to such room or area and (ii) Tenant shall pay for the repair of any damage to such door(s) caused by any emergency entry into such room or area;

17.02       LANDLORD'S INSURANCE.

Landlord shall maintain in force during the Term:

               (1)      comprehensive general public liability insurance; and

               (2) all risks (hazard) insurance and rent loss insurance on the Building.

17.03       RELEASE OF LIABILITY .AND WAIVER OF SUBROGATION

            Notwithstanding any provision in this Lease to the contrary, each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto, or anyone claiming through or under either of them, by way of subrogation or otherwise, during the Term (or upon the expiration or termination of the Term of this Lease) for any and all loss of, or damage to, or condition of, the Premises, the Building and property located on or within the foregoing, resulting from fire or any other casualty or peril which would be insured under any fire and all-risk (or extended risk) property damage insurance policy, or a peril which is actually insured, whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom such other party may be responsible, or otherwise due to any other cause for which such party would have liability under applicable laws, and whether or not such insurance is in effect or the amount of coverage by such insurance. Such waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to its policies of fire and extended coverage insurance, written notice of the terms of such mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers.

 *provided, however, that Tenant may install a coffee maker and microwave oven for use solely by Tenant's employees and not for sale to the public;





                                    Page 13A
nature are not permitted in the Building or Premises; (16) Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring of the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electrical equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity; (17) To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees in the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent; (18) Tenant shall not enter into or upon the roof of the Building or any storage, heating, ventilation, air-conditioning, mechanical or elevator machinery housing areas; (19) Tenant shall not distribute literature, flyers, handouts or pamphlets of any type in any of the common areas of the Building, without the prior written consent of Landlord; (20) Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises; provided, however, that Tenant may install a coffee maker and microwave oven for use solely by Tenant's employees and not for sale to the public; (21) Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; (22) Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Premises; (23) Tenant shall not permit objectionable odors or vapors to emanate from the Premises; (24) Tenant shall not place a load upon any floor of the Premises exceeding the floor load capacity for which such floor was designed or allowed by law to carry; (25) No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive, unless the installation procedure is approved by Landlord; and (26) Tenant shall comply with all rules and regulations established by Landlord pursuant to clause (6) of Paragraph 19 of this Lease. Landlord shall not be responsible for the violation of any of the foregoing rules and regulations by other tenants of the, Building and shall use reasonable efforts to enforce the same against other tenants, provided, however, that Landlord shall not be obligated to institute any legal action or proceeding to enforce same.

                                      19.

                               LANDLORD'S RIGHTS

         Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary, in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (1) To change the name or street address of the Building; provided, if any such change is voluntarily made by Landlord (as opposed to one required by law) and Landlord does not provide Tenant with at least 90 days prior written notice of such change, then Landlord agrees to reimburse Tenant for the reasonable documented out-of-pocket costs paid by Tenant to reprint Tenant's stationery and other business materials which are then in stock and which are rendered obsolete by reason of such change; (2) To install, affix and maintain all signs on the exterior of the Building, the interior of the Building and/or on Lot 3 of the Resubdivision of Lot 3 in the Naperville Corporate Center Subdivision in Naperville, Illinois; (3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) To display the Premises to prospective tenants at reasonable hours during the last 12 months of the Term; (5) To change the arrangement,size, configuration and/or decoration of entrances, exits, doors, closets, atriums, storage areas, corridors, boiler rooms, mechanical rooms, elevators, washrooms, hallways, lobbies, trash and rubbish areas and stairs in or about the Building and to change the arrangement, size and/or configuration of the parking areas, driveways, entrances, exits and all other areas on Lot 3 of the Resubdivision of Lot 3 in the Naperville Corporate Center Subdivision in Naperville, Illinois, provided that no such change shall materially adversely affect access to the Premises; (6) to establish such reasonable and appropriate rules and regulations (in addition to those set forth in the preceding Paragraph 18) as are satisfactory to Landlord for the use by Tenant and its employees, guests and invitees of any of the areas set forth in the preceding clause (5); (7) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder; (8) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises; (9) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (10) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission to the Building at all times under such regulations as Landlord prescribes; (11) To take any and all reasonable measures, including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection thereof; (12) To retain at all times master keys or pass keys to the Premises; (13) To install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Building; (14) To install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (15) To amend this Lease upon the reasonable request of the holder of any mortgage or trust deed now or hereafter existing encumbering the Building to incorporate into this Lease the standard protections required by such holder provided, however, that no such amendment shall operate to increase the Rent owing under this Lease or to materially affect Tenant's rights or obligations under this Lease. Tenant shall sign any such amendment; provided, however, that if Tenant fails to execute and deliver to Landlord any amendment pursuant to this clause (15) within ten (10) days after Landlord delivers a copy thereof to Tenant, Tenant hereby irrevocably and unconditionally designates Landlord as Tenant's agent and attorney-in-fact to execute any such amendment for Tenant. It is hereby expressly agreed that the power of attorney hereby granted by Tenant to Landlord pursuant to this clause (15) is a power coupled with an interest, may not be revoked by Tenant and shall be binding on Tenant and its successors and permitted assigns.

                                      20.

                              ESTOPPEL CERTIFICATE

         Tenant shall from time to time after the date of this Lease, upon not less than 10 days' prior written request by Landlord, or any mortgagee or ground lessor of the Building, or any prospective purchaser of the Building, deliver to Landlord, or such mortgagee, ground lessor or purchaser, a statement in writing signed by Tenant certifying:


        (1) That this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease, as modified, is in full force and effect;

        (2) The amount of Adjusted Monthly Base Rent then payable under this Lease and the date to which Rent has been paid;

        (3) That Landlord is not in default under this Lease or any work letter agreement, or, if in default, a detailed description of such default(s);

        (4) That Tenant is or is not in possession of the Premises, as the case may be; and

        (5)   Such other information as may be reasonably requested.


                                      21.

                             INTENTIONALLY DELETED

                                      22.

                        ADJUSTMENTS TO MONTHLY BASE RENT

22.01     DEFINITIONS

For the purposes of this Article 22, the following words and phrases shall have the following meanings:

A.   "Adjustment Date" shall mean each January 1 occurring within the Term.

B. "Adjustment Year" shall mean each calendar year during which an Adjustment Date occurs.



         D. "Operating Expenses" shall mean all costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the management, operation, maintenance, replacement and repair of the Building, all or any part of Lot 3 of the Resubdivision of Lot 3 (and any other land which serves the Building) in the Naperville Corporate Center Subdivision in Naperville, Illinois, and the personal property, fixtures, machinery, equipment, systems and apparatus located in, on or used in connection with such Building and/or land. Operating Expenses shall include, among other items, (i) management fees,(not to exceed 5% of stabilized rents), and (ii) current depreciation as determined by Landlord of capital improvements to the Building made after December 31, 1989 which are required by law or which are reasonably necessary as determined by Landlord for the operation, maintenance or repair of the Building or all or any part of said Lot 3 of the Resubdivision of Lot 3 (and any other land which serves the Building) in the Naperville Corporate Center Subdivision in Naperville, Illinois or any other property described in the preceding sentence. Notwithstanding the foregoing, Operating Expenses shall not include real estate brokerage and leasing commissions or salaries of executives of Landlord's managing agent senior to the person managing the Building; depreciation on improvements made on or prior to December 31, 1989; interest or principal payments on Landlord's debts; costs for which Landlord is reimbursed by any tenant (other than through rent adjustment provisions in tenant leases), any insurer or any other third party; costs of enforcement(including attorneys' fees) of any lease; costs of renovation or improvement of any tenant Premises; costs of remedying any violation of law existing prior to the Commencement Date; costs of complying with any insurance requirement imposed prior to the Commencement Date; or advertising expenses.


         E. "Taxes" shall mean all federal, state and local governmental taxes, assessments and charges (including transit or transit district taxes or assessments) of every kind or nature including without limitation general real estate taxes, (but excluding special assessments levied or assessed prior to December 31, 1989), which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Building (including all or any portion of Lot 3 of the Resubdivision of Lot 3 and any other land which serves the Building in the Naperville Corporate Center Subdivision in Naperville, Illinois), or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith (including any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes). For purposes hereof, Taxes for any year shall be Taxes which are due for payment or paid in that year rather than Taxes which are assessed or become a lien during such year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining in good faith and in a commercially reasonable manner any refund or reduction of Taxes. Taxes in any year shall be reduced by the net amount of any tax refund received by Landlord during such year. Taxes shall not include any federal, state or local sales, use, franchise, capital stock, inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments.

         F. "Tenant's Proportionate Share" shall mean the amount set forth in 1.01M of this Lease. Tenant's proportionate share is calculated by dividing the number of square feet of the Premises as set forth in 1.01I by the number of square feet of the Building as set forth in 1.01L.

22.02 ADJUSTMENTS TO MONTHLY BASE RENT

         Effective as of each Adjustment Date to and including the day immediately preceding the following Adjustment Date, Monthly Base Rent shall be increased by an amount equal to one twelfth (1 /12th) of the sum of:

        (1) Tenant's Proportionate Share of the excess of Taxes for the Adjustment Year in which such Adjustment Date occurs over Taxes for the calendar year 1998;
    Plus

        (2) Tenant's Proportionate Share of the excess of Operating Expenses for the Adjustment Year in which such Adjustment Date occurs over Operating Expenses for the calendar year 1998;

22.03       PROJECTIONS

For the purpose of calculating Taxes and Operating Expenses for any Adjustment Year, Landlord may make reasonable estimates, forecasts or projections (collectively, the "Projections") of Taxes and Operating Expenses for such Adjustment. Within approximately 60 days following each Adjustment Date, Landlord shall deliver to Tenant a written statement setting forth the Projections of Operating Expenses and Taxes for the Adjustment Year in which such Adjustment Date occurs, and providing a calculation of the increase in installments of Monthly Base Rent to become effective as of said Adjustment Date; provided, however, that the failure of Landlord to provide any such statement within said period shall not relieve Tenant from its obligation to continue to pay Adjusted Monthly Base Rent at the rate then in effect under this Lease, and, within ten days following the date on which Landlord delivers such statement to Tenant, Tenant shall pay any increases in Monthly Base Rent reflected thereby effective retroactively to the most recently preceding Adjustment Date.

22.04       READJUSTMENTS

         On or about April 1st following the end of each Adjustment Year, or at such later time as Landlord shall be able to determine the actual amounts of Operating Expenses and Taxes for the Adjustment Year last ended, Landlord shall notify Tenant in writing of such actual amounts. If such actual amounts exceed the Projections for such Adjustment Year, then Tenant shall, within 30 days after the date of such written notice from Landlord, pay to Landlord an amount equal to the excess of the Adjusted Monthly Base Rent payable for the Adjustment Year last ended based upon actual Operating Expenses and Taxes for such year over the total Adjusted Monthly Base Rent paid by Tenant during such Adjustment Year. The obligation to make such payments shall survive the expiration or earlier termination of the Term. If the total Adjusted Monthly Base Rent paid by Tenant during such Adjustment Year exceeds the amount thereof payable for such year based upon actual Operating Expenses and Taxes for such Adjustment Year, then Landlord shall credit such excess to installments of Adjusted Monthly Base Rent payable after the date of Landlord's notice until such excess has been exhausted, or if this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent. No interest or penalties shall accrue on any amounts which Tenant is obligated to pay to Landlord or which Landlord is obligated to credit or pay to Tenant by reason of this Paragraph.

22.05 BOOKS AND RECORDS

         Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices. The books and records shall be available to Tenant for inspection, upon prior reasonable notice. Such inspection shall take place, at Landlord's election, either at (a) the offices of the Building or (b) the main office of Bellemead Management Co., Inc., 280 Corporate Center, Four Becker Farm Road, Roseland, New Jersey 07068.

22.06       NO DECREASES IN MONTHLY BASE RENT

Notwithstanding anything to the contrary contained in this Lease, Monthly Base Rent shall not be adjusted or decreased pursuant to this Article 22 below the amount set forth in 1.01H.

22.07 PARTIAL OCCUPANCY FOR OPERATING EXPENSES

         For the purpose of calculating Operating Expenses for the calendar year 1998, if the average number of rentable square feet occupied by tenants during the calendar year 1998 in the Building is less than 132,225 rentable square feet, Landlord shall make a determination ("Landlord's 1998 Determination") of what the Operating Expenses for the calendar year 1998 would have been if during the entire calendar year 1998 an average of 132,225 rentable square feet Were occupied by tenants in the Building. Landlord's 1998 Determination shall be binding and conclusive upon Tenant and shall for all purposes of this Lease be deemed to be the Operating Expenses for the calendar year 1998. For the purpose of calculating Operating Expenses for any Adjustment Year, if the average number of rentable square feet occupied by tenants during such Adjustment Year in the Building is less than 132,225 rentable square feet, Landlord shall make a determination ("Landlord's Adjustment Year Determination") of what the Operating Expenses for such Adjustment Year would have been if during all of such Adjustment Year an average of 132,225 rentable square feet were occupied by tenants in the Building. Landlord's Adjustment Year Determination of Operating Expenses for any Adjustment Year shall be binding and conclusive upon Tenant and shall for all purposes of this Lease be deemed to be the Operating Expenses for such Adjustment Year.


                                      23.

                              REAL ESTATE BROKERS


         Tenant represents and warrants to Landlord that, except for the brokers named in 1.01K, Tenant has not dealt with any real estate broker, salesperson, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant agrees to indemnify, defend and hold harmless Landlord, its partners, the managing agent of the Building and their respective agents and employees from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation and warranty. Landlord shall be responsible for the payment of all commissions payable by reason of this Lease to the broker, if any, specified in 1.01K, based upon the leasing commission policy of Landlord applicable to the Building as of the date of this Lease.


                                      24.

                          SUBORDINATION AND ATTORNMENT

24.01       SUBORDINATION

This Lease and the rights of Tenant hereunder are expressly subject and subordinate to any ground lease of the land underlying the Building now or hereafter existing and all amendments, renewals, modifications and extensions of and to any said ground lease, and to the lien of any one or more mortgage or trust deed specified by Landlord now or hereafter existing encumbering the Building, or any part thereof, or said land or ground leasehold estate, and all amendments, renewals, modifications and extensions of and to each said mortgage or trust deed, and to all advances made or hereafter to be made upon the security of each said mortgage or trust deed. Tenant agrees to promptly sign and deliver to Landlord such further instruments subordinating this Lease to any such ground lease or to the lien of each such mortgage or trust deed as may be requested in writing by Landlord from time to time.

24.02 ATTORNMENT

In the event of the cancellation or termination of any such ground lease in accordance with its provisions or by the surrender of such ground leasehold estate, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such mortgage or trust deed by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such ground lessor, mortgagee, holder of such trust deed or purchaser in foreclosure as Tenant's Landlord under this Lease. Tenant agrees to sign and deliver at any time upon request of such ground lessor, mortqagee., holder, purchaser, or any of their successors, any instrument to further evidence such attornment.


                                      25.

                                    NOTICES

         All notices required or permitted to be given under this Lease shall be in writing and shall be deemed given and delivered, whether or not received, on the date when personally delivered (and receipted for) or two days following the date when deposited in the United States Mail, postage prepaid and properly addressed, certified mail, return receipt requested, at the following addresses:

        (1) To Landlord: c/o Bellemead Management Co., Inc., 280 Corporate Center, Four Becker Farm Road, Roseland, New Jersey 07068 or such other address as Landlord shall designate by written notice to Tenant with copies to Property Manager, Bellemead Development Corporation, 1240 E. Diehl Road, Naperville, Illinois 60563 and to Neil T. Neumark, Schwartz, Cooper, Greenberger & Krauss, 180 North LaSalle Street, Suite 2700, Chicago, Illinois 60601; and

        (2) To Tenant: At the address specified in 1.01C prior to the Commencement Date, and at the Premises after the Commencement Date, or such other address as Tenant shall designate by written notice to Landlord.

Any notice given to Tenant by Bellemead Management Co., Inc., the managing agent of the Building, shall be deemed as valid as if given by Landlord and shall be binding upon Tenant.
                                      26.

                                 MISCELLANEOUS

26.01 LATE CHARGES

         All delinquent Rent shall bear interest at the maximum rate permitted by law or 2% in excess of the Prime Rate as published by The First National Bank of Chicago as in effect from time to time, whichever is less, from the date due until paid.

26.02 ENTIRE AGREEMENT

This Lease and the Exhibits attached hereto contain the entire agreement between landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, between Landlord and Tenant.

26.03 NO OPTION

         The signing of this Lease by Tenant and delivery of same to Landlord does not constitute a reservation of or option for the Premises or an agreement by Landlord to enter into a Lease and this Lease shall become effective only if and when Landlord signs and delivers this Lease to Tenant; provided, however, the signing and delivery by Tenant of this Lease to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions contained in this Lease, which offer may not be withdrawn or revoked by Tenant for 10 business days after such signing and delivery to Landlord. If Tenant is a corporation, it shall deliver to Landlord, concurrently with the delivery to Landlord of a copy of this Lease signed by Tenant, certified resolutions of Tenant's directors authorizing the signing and delivery of this Lease and the performance by Tenant of its obligations under this Lease.

26.04       ACCORD AND SATISFACTION

            No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent and Landlord may pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

26.05     LIMITATION OF LIABILITY

          Notwithstanding anything to the contrary herein provided, each and every term, covenant, condition and provision of this Lease is hereby made specifically subject to the provisions of this Paragraph 26.05. The term "Landlord" as used in this Lease means only the owner or lessor for the time being of the Building, so that in the event of any conveyance of such interest and the transfer to the transferee of any funds then being held under this Lease by such owner, Landlord shall be and hereby is entirely freed and relieved of any and all obligations of Landlord hereunder thereafter accruing, and it shall be deemed without further agreement between the parties and such grantee(s) that the grantee has assumed and agreed to observe and perform all obligations of Landlord hereunder. It is specifically understood and agreed that notwithstanding anything to the contrary herein provided or otherwise provided at law or in equity, there shall be absolutely no personal liability in excess of its interest in tire Building to Landlord or any successor in interest thereto (whether the same be an individual, joint venture, trust, land trust, tenancy in common, firm or partnership, general, limited or otherwise) or on the part of the members of any firm, partnership or joint venture or other unincorporated Landlord with respect to any of the terms, covenants and/or conditions of this Lease; in the event of a breach or default by Landlord, or any successor in interest thereof, of any of its obligations under this Lease, Tenant shall look solely to the then Landlord for the satisfaction of each and every remedy of Tenant, such exculpation of personal and additional liability which is in excess of such interest in the Building to be absolute and without any exception whatsoever.

26.06       BINDING EFFECT

         This Lease shall be binding upon and inure to the benefit of Landlord and its successors and assigns. This Lease shall be binding upon and inure to the benefit of Tenant and its successors and permitted assigns.

26.07       FORCE MAJEURE

         Landlord shall not be deemed in default with respect to any of the terms, covenants, conditions and provisions of this Lease on Landlord's part to be performed if Landlord fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees or invitees), mechanical breakdown, repair, servicing or any other cause beyond the reasonable control of Landlord.

26.08       CAPTIONS

The Article and Paragraph captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Paragraphs.

26.09       APPLICABLE LAW

         This Lease shall be construed in accordance with the laws of the State of Illinois.

26.10       TIME

         Time is of the essence of this Lease and the performance of all obligations hereunder.

26.11       LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease Landlord shall have the@ right (but not the obligation), after the expiration of any notice and cure period or grace period elsewhere under this Lease expressly granted to Tenant for the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.12       TENANT'S REMEDIES

         Tenant agrees that in the event of a default by Landlord under this Lease, Tenant shall give written notice thereof to all mortgagees and ground lessors of the Premises, or any interest therein, and a period of 30 days within which to cure or cause to be cured such default, prior to proceeding to enforce any rights or remedies of Tenant under this Lease.

26.13       RIDERS

         All Riders attached hereto and signed both by Landlord and Tenant shall be deemed to be a part hereof and are hereby incorporated into this Lease.

26.14       CONSENT

         In any and all cases where Landlord's consent or approval is required under this Lease, Tenant shall, upon Landlord's demand, reimburse Landlord, as additional rent, for all reasonable and appropriate costs and expenses, including but not limited to architectural, engineering and legal fees, which Landlord incurs in determining whether to grant its consent or approval. See Insert on page 21A.
                                      27.

                                    PARKING

         So long as Tenant is not in default under this Lease, Tenant and its agents, invitees and employees shall have a license to use (in accordance with the provisions of this Lease) in the aggregate 3.3 parking spaces in the location specified by Landlord on Lot 3 of the Resubdivision of Lot 3 (and/or on any other adjacent parcels of land designated by Landlord) in the Naperville Corporate Center Subdivision in Naperville, Illinois for each 1,000 useable square feet of the Premises (as determined by Landlord's architect) for the purpose of parking automobiles used by any of such persons;* Provided,

                 (1) neither Tenant nor its agents, invitees or employees shall use in the aggregate more than such number of parking spaces on such Lot 3 of the Resubdivision of Lot 3 (or adjacent parcels of land);

*6 of which said parking spaces shall be reserved parking spaces for Tenant's exclusive use at a location designated by Landlord and the remainder of said parking spaces shall be unreserved parking spaces;

26.15 TERMINATION OPTION

         In the event Tenant vacates or abandons the Premises for a period of at least 30 days, Landlord shall have the option to terminate this Lease, without termination fee or penalty payable by or to Landlord or Tenant, by giving Tenant written notice of termination at any time thereafter.





                                    Page 21A

    (2) Tenant acknowledges, understands and agrees that Landlord shall not be liable or responsible for enforcing such license or preventing any violation thereof; and

    (3) Landlord shall have the right (in addition to all other remedies available to Landlord under this Lease, at law or in equity) to revoke such license in the event of any condemnation or taking by any lawful authority of any part of such Lot 3 of the Resubdivision of Lot 3 which reduces the number of parking spaces which serve the Building or in the event of any other occurrence not caused by Landlord which reduces the number of parking spaces which serve the Building or in the event of the use by Tenant or its agents, invitees or employees in the aggregate of more than such number of parking spaces which are hereby licensed to Tenant, or in the event of any default by Tenant under this Lease or in the event Tenant uses parking spaces in an area other than the area specified by Landlord.

LANDLORD:                                         TENANT:
---------                                         -------

AMERICAN NATIONAL BANK AND TRUST         SPYGLASS, INC. an Illinois corporation
COMPANY OF CHICAGCO, not
personally, but solely as
Trustee under Trust Agreement
dated June 12, 1978 and known
as Trust No. 43194





Title.




*(4) Landlord shall not be obligated to "police" or enforce Tenant's exclusive right to use said reserved parking spaces against other tenants, users or invitees of the Building, nor to tow any unauthorized vehicle from said reserved spaces; and

(5) if 20% or more of the unreserved parking spaces now serving the Building are taken or condemned for any public use or purpose (and the Premises are not correspondingly reduced in area by reason of such taking or condemnation) and if Landlord fails to provide or make available to Tenant comparable alternative parking spaces elsewhere in the Naperville Corporate Center or in the general vicinity of the Building, then Tenant may terminate this Lease by giving Landlord written notice within 20 days after such taking or condemnation.

                EXHIBIT A - Diagram of Fourth Floor (Floorplan)
                                    5/28/97

                                  EXHIBIT C

                        BELLEMEAD MANAGEMENT CO., INC.

                            Cleaning Specification

SERVICES TO BE PERFORMED                                        FREQUENCY
------------------------                                        ---------
COMMON AREAS, LOBBIES, ELEVATORS, ETC.
--------------------------------------

1.  Sweep all flooring using a dust treated mop then wet mop.
    Remove all gum, tar, etc., from floors.                         Nightly
2.  Empty and damp clean ashtrays and screens.                      Nightly
3.  Clean and service ash urns.                                     Nightly
4.  Clean and sanitize drinking fountains.                          Nightly
5.  Spot clean entrance door glass.                                 Nightly
6.  Sweep all stairwells.  Remove all gum, tar, etc. from floors.   Nightly
7.  Elevator cab to be wiped clean.                                 Nightly
8.  Elevator floors to be vacuumed.                                 Nightly
9.  Vacuum elevator door tracks with a nozzle.                      Nightly
10. Lobby entrance doors and windows to be washed completely.       Weekly
11. Lobby walls, glass, etc., cleaned thoroughly.                   Weekly
12. Elevator cab to be thoroughly cleaned and polished.             Weekly
13. High dust all horizontal surfaces above hand height.            Monthly
14. Machine scrub all hard floors.                                  Monthly

                          RESTROOMS

1.  Sweep and wash all restroom floors using proper disinfectants.  Nightly

2.  Wash and polish all mirrors, powder shelves, bright work and
    enamel surfaces in all restrooms                                Nightly

3.  Scour, wash and disinfect all basins, bowls and urinals.        Nightly

4.  Wash and disinfect all toilet seats.                            Nightly

5.  Hand dust and clean, washing where necessary all partitions,
    tile, walls, dispensers and receptacles, in all restrooms.      Nightly

6.  Supply and fill all liquid soap dispensers, toilet paper
    holders and C-fold paper towel dispensers.                      Nightly

7.  Wash and sanitize all waste receptacles.                        Weekly

8.  Wet wipe all wall and stall surfaces.                           Weekly

9.  Machine scrub all floor surfaces with approved germicidal
    solution.                                                       Weekly

10. Flush all toilet bowls and urinals with Saniflush or equal.     Weekly

11. High dust all horizontal surfaces including shelves,
    ledges, moldings, pipes, ducts, heating outlets, etc.           Monthly

12. Wash and sanitize all metal partitions.                         Monthly


TENANT AREAS
------------

1.  Empty and clean all wastepaper receptacles, empty and damp
    wipe all ashtrays                                               Nightly
2.  Sweep and/or dust mop all non-carpeted areas, then wet mop.     Nightly
3.  Vacuum all carpeted areas.                                      Nightly
4.  All stone, ceramic tile, marble, terrazzo and other unwaxed
    flooring to be swept and wet mopped.                            Nightly
5.  Hand dust and wipe clean ill office furniture.                  Nightly
6.  Spot clean counters and desk tops for coffee stains, etc.       Nightly
7.  Wipe clean all brass and other bright work.                     Nightly
8.  Wash and disinfect all fountains and coolers.                   Nightly
9.  Dust and clean all sand urns. Replace sand as necessary.        Nightly
10. Hand dust chair rails, baseboard trim (low dusting only).       Nightly
11. Dust all leather or leather type furniture.                     Nightly
12. Dust all open closet shelving.                                  Nightly
13. All office furniture to be vacuumed with a nozzle.              Weekly
14. All closet shelving, coat racks, etc. to be dusted.             Weekly
15. Vacuum with a nozzle around the base of all walls, furniture,
    desks                                                           Weekly
16. Hand dust and wipe clean all window sills, wall paneling,
    partitions. Wash as required.                                   Weekly
17. Remove all finger marks from entrance doors, door frames, and
    switch plates.                                                  Weekly
18. Hand dust all door and other ventilating louvers.               Weekly


WINDOW CLEANING - EIGHT TIMES PER YEAR
--------------------------------------

Window cleaning services will be rendered Monday through Friday during working hours, except during legal holidays.

1. Wash all windows, inside and outside.
2. Wash interior glass partitions, transoms, etc.





                                      C-2